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                                                                   EXHIBIT 23.4



                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]



The Board of Directors
The First National Bank of Bay City:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Proxy/Prospectus. Our report dated March 18, 1994 refers to the Bank's adoption of Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes."

                                                   /s/ KPMG Peat Marwick LLP

Houston, Texas
January 19, 1995